Exhibit 99.1

WhiteHorse Finance, Inc. to Commence Trading Shortly

MIAMI, FLORIDA – December 5, 2012 – The commencement of trading in WhiteHorse Finance, Inc. (the “Company”) (NASDAQ: WHF) has been delayed. The Company is awaiting confirmation from NASDAQ on a timing window to begin trading which is expected shortly. The pricing of the initial public offering has been completed. The Company sold 6,666,667 shares of its common stock at a public offering price of $15.00 per share, raising $100 million in gross proceeds. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 1,000,000 shares of common stock.

Investors are advised to consider carefully the investment objectives, risks and charges and expenses of the Company before investing. The preliminary prospectus dated November 26, 2012 contains this and other information about the Company and should be read carefully before investing.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of the shares referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. A registration statement relating to these securities was filed and has been declared effective by the Securities and Exchange Commission on December 4, 2012. This offering is being made solely by means of a written prospectus forming part of the effective registration statement. A copy of the final prospectus relating to the offering may be obtained, when available, from any of the following joint book-running managers: Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836 or by e-mailing prospectus.cpdg@db.com or by calling (800) 503-4611; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling toll-free (866) 803-9204; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling (800) 831-9146; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by e-mailing barclaysprospectus@broadridge.com or by calling (888) 603-5847.

ABOUT WHITEHORSE FINANCE, INC.

WhiteHorse Finance, Inc. is a business development company that originates and invests in loans to privately held small-cap companies across a broad range of industries. The Company’s investment activities are managed by its investment adviser, H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, L.L.C. (“H.I.G. Capital”). For more information about the Company, please visit http://www.whitehorsefinance.com.

ABOUT H.I.G. CAPITAL

H.I.G. Capital is a leading global alternative asset manager focused on the small-cap market, with domestic offices in Miami, New York, Boston, San Francisco, Dallas, Atlanta and Chicago and international offices in London, Hamburg, Paris, Madrid and Rio de Janeiro. As of September 30, 2012, H.I.G. Capital managed over $10 billion of capital through a number of leveraged buyout, credit-oriented and growth capital funds focused on the small-cap market. For more information about H.I.G. Capital, please visit http://www.higcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Alastair Merrick

(212) 506-0500

amerrick@whitehorsefinance.com